Exhibit 5.1
[Letterhead of Keller Rohrback L.L.P.]
December 19, 2008
Board of Directors
Cascade Financial Corporation
2828 Colby Avenue
Everett, WA 98201
Re: Shelf Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Cascade Financial Corporation, a Washington corporation (the “Company”), in connection with the filing of a Shelf Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”), relating to (1) the registration of 38,970 shares of Series A preferred stock and a warrant for 863,442 shares of common stock issued by the Company to the U.S. Treasury on November 21, 2008, pursuant to its Capital Purchase Program, and 863,442 shares of common stock issuable upon exercise of such warrant; and (2) the proposed sale by the Company from time to time, in one or more series, pursuant to Rule 415 of the Securities Act of 1933 (the “Act”), of an indeterminate amount of (i) its debt securities, which may be either senior debt securities (“Senior Debt Securities”), subordinated debt securities (“Subordinated Debt Securities”) (together with Senior Debt Securities, the “Debt Securities”), (ii) its common shares, without par value (“Common Shares”), (iii) its preferred shares, without par value (“Preferred Shares”), (iv) purchase contracts (“Purchase Contracts”) obligating holders to purchase from the Company and the Company to sell to holders a fixed or varying number of Common Shares, (v) two or more securities offered in the form of a unit (collectively, the “Units”), (vi) warrants to purchase Senior Debt Securities, Subordinated Debt Securities or Common Shares (the “Warrants”), and (vii) rights to purchase Common Shares (the “Rights”).
     The Debt Securities, Common Shares, Preferred Shares, Purchase Contracts, Units, Warrants and Rights are hereinafter collectively referred to as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements thereto.
     In connection with the issuance of this opinion, we have examined such documents, including resolutions of the Board of Directors of the Company adopted on November 11, 2008 (collectively, the “Resolutions”), and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for

Board of Directors
Cascade Financial Corporation
December 19, 2008

all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in each form incorporated by reference as exhibits to the Registration Statement.
     Based on the foregoing, we are of the opinion that:
     1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Washington.
     2. When the terms of the Debt Securities and their issuance and sale have been duly authorized by the Company, as applicable, and duly established in conformity with the applicable Indenture, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, as applicable, subject to the right of a court of competent jurisdiction to make other equitable provisions to effectuate the subordination provisions set forth in the applicable Indenture.
     3. When the terms of the issuance and sale of the Common Shares have been duly authorized by the Company and the Common Shares have been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Common Shares will be validly issued, fully paid, and non-assessable.
     4. When the terms of the issuance and sale of the Preferred Shares, and any series thereof, have been duly authorized by the Company, appropriate articles of amendment to the Corporation’s articles of incorporation relating to such Preferred Shares have been duly authorized and adopted and filed with the Secretary of State of the State of Washington, and such Preferred Shares have been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Preferred Shares will be validly issued, fully paid, and non-assessable.
     5. When the terms of the Purchase Contracts and of their issuance and sale have been duly authorized by the Company, the Purchase Contracts have been duly authorized, executed and delivered by the parties thereto and such Purchase Contracts have been duly

Board of Directors
Cascade Financial Corporation
December 19, 2008

executed and delivered and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of the Company.
     6. When the terms of the Units and of their issuance and sale have been duly authorized by the Company, the applicable Units have been duly authorized, executed and delivered by the parties thereto and such Units have been duly executed and delivered and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Units will constitute valid and binding obligations of the Company.
     7. When the terms of the Warrants and of their issuance and sale have been duly authorized by the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company.
     8. When the terms of the Rights and of their issuance and sale have been duly authorized by the Company, the applicable rights agreement has been duly authorized, executed and delivered by the parties thereto and such Rights have been duly executed and delivered in accordance with the applicable rights agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Rights will constitute valid and binding obligations of the Company.
     The opinions set forth above are subject to the following qualifications and exceptions:
     (a) Our opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights, (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.
     (b) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have become effective and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of

Board of Directors
Cascade Financial Corporation
December 19, 2008

any agreement or instrument then binding upon the Company or any order or decree of any court or governmental body having jurisdiction over the Company.
     (c) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Washington and the Federal laws of the United States. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any indenture, warrant, rights or similar agreement with respect to the applicable Securities. Because the governing law provision of the documents referred to in the preceding sentence may relate to the law of a jurisdiction as to which we express no opinion, the opinions set forth in paragraphs 2 and 7 herein are given as if the law of the State of Washington governs such documents.
     Our opinions expressed above are limited to the laws of the State of Washington and the federal laws of the United States of America. We assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to compliance with the “blue sky” laws of any jurisdiction or with the laws of any foreign country, and the opinions set forth herein are qualified in that respect.
     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectus included therein. We do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,
/s/ Keller Rohrback L.L.P.